                                                                    Exhibit 99.1


                           [NATIONAL CITY LETTERHEAD]


                                                 NEWS RELEASE


FOR MORE INFORMATION CONTACT:

   Thomas A. Richlovsky                     Derek Green
   Senior Vice President & Treasurer        Vice President, Investor Relations
   (216) 575-2126                           (216) 222-9849

   www.nationalcity.com                     FOR IMMEDIATE RELEASE
   --------------------



                    NATIONAL CITY REPORTS QUARTERLY EARNINGS
                    ----------------------------------------

SECOND QUARTER HIGHLIGHTS

         -        Earnings per share of $.57, up from $.56 in prior year

         -        Record revenue of $1.5 billion, up 11% over prior year

         - Solid growth in loans, deposits, and net interest income with strong margin improvement

         - Record fee income driven by processing, mortgage, and banking businesses

         -        Sound credit quality; nonperforming assets within expectations

         -        Core earnings per share of $.57, up 10% over second quarter
                  2000

         CLEVELAND, July 20, 2001--National City Corporation (NYSE: NCC) today reported second quarter 2001 net income of $349.5 million, or $.57 per diluted share. Returns on average common equity and assets were 20.5% and 1.52%, respectively. For the 2001 first half, net income was $684.9 million, or $1.12 per diluted share, and returns on average common equity and assets were 20.5% and 1.54%, respectively.

CHAIRMAN'S REMARKS

          Chairman and CEO David A. Daberko remarked, "We are pleased to report strong second quarter earnings. In spite of a slowing economy and volatile financial markets, National

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

                                       -2-

City delivered outstanding fundamental results. We are encouraged by measurable progress made on various strategic directives, including a focus on service quality, product enhancement, and building long-term, mutually profitable relationships. In our retail and wholesale banking businesses, loan and core deposit growth continues to trend positively, and margins have improved. Our fee businesses are performing well, especially our National Processing and National City Mortgage subsidiaries. National Processing continues to win new customers at impressive rates and is growing transaction volumes well in excess of the industry average, while National City Mortgage is enjoying its best year ever on the strength of record origination volumes."

         Daberko further added, "We have decided to take a more aggressive posture this quarter toward the management of certain problem loans. The increased loan loss provision this quarter reflects the priority we place on maintaining strong credit quality and is consistent with weaker economic conditions and the effects of closing the wholesale origination unit of our Altegra subsidiary last December, coupled with the decision to address related problem credits in that unit more aggressively. While nonperforming assets have increased for the industry overall and to a lesser extent for National City, we have historically experienced very low losses relative to nonperforming assets. We expect this trend to continue and view the overall credit picture for the second half of the year as manageable."

         Daberko concluded, "As we evaluate the first half results, the Corporation appears to be well positioned to improve its fundamental performance in the second half. Our estimate at this time for full-year 2001 earnings per share is between $2.24 and $2.28, on both a reported and a core basis. The primary risks to the forecast are economic weakness and unforeseen credit deterioration."

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                                      -3-

ROBUST NET INTEREST INCOME GROWTH AND STRONG MARGIN IMPROVEMENT

         Tax-equivalent net interest income was up 7.2% over the first quarter and 11.5% over the prior year's second quarter. The growth in net interest income reflected higher volumes of loans and was accompanied by a significant boost in net interest margin to 3.98%, up from 3.92% in the first quarter of this year and represented the fifth consecutive quarter of improvement. A richer asset mix, wider spreads across the loan portfolio, and core deposit growth all contributed to the margin strength.

STRONG LOAN GROWTH

         Average second quarter loans were up 13.6% over the prior year, adjusted for sales and securitizations. Commercial loans and leases showed especially strong growth, with continued focus on risk-adjusted returns contributing to wider spreads. Mindful of the effects a slowing economy can have on credit quality, the Corporation maintained its sound underwriting standards and continues to seek well-priced and well-structured corporate loans. Propelled by lower interest rates and a strong housing market, home equity and real estate loan production also contributed to the increase in loans outstanding. Record origination volume drove average mortgage loans held for sale to $7.5 billion in the second quarter of 2001, up from $3.5 billion last quarter and $2.8 billion in the second quarter a year ago. Conforming residential mortgage loan originations were $13.9 billion for the 2001 second quarter, up from $8.9 billion last quarter and $5.4 billion in the second quarter a year ago. Nonconforming mortgage loans generated by the First Franklin subsidiary were $1.5 billion this quarter, up from $1.0 billion last quarter and $1.2 billion in the second quarter of 2000.


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
                                      -4-

PROCESSING, MORTGAGE, AND BANKING BUSINESSES BOOST FEE REVENUE

         Fees and other income for the second quarter of 2001 were $682.0 million, up 13.9% from $598.5 million in the 2001 first quarter and also up from $674.3 million in the second quarter of 2000.

         On a year-over-year basis, increased customer debit card usage, higher cash management fees, fewer waived fees, and other volume-driven increases led to higher deposit service charges. Item processing revenue exhibited strong growth over the past year due to increased debit and credit card transaction volume and new customer acquisition. Higher servicing fees on National City's residential loan servicing portfolio ($66.7 billion, up 27% from a year ago) combined with the strength of new mortgage loan production supported solid core mortgage banking revenue, offset by accelerated amortization and impairment of servicing assets resulting from higher prepayment rates. Also affecting the year-over-year comparison of mortgage banking revenue were $24.2 million of gains recognized on the sales of adjustable-rate mortgage loans and servicing assets during the 2000 second quarter, versus gains of only $4.6 million on servicing asset sales in the same quarter this year. The robust level of originations in 2001 has boosted the Corporation's warehouse of mortgage loans held for sale to over $8.4 billion at quarter-end June 2001. As these loans are sold into the secondary market, additional production revenue will be recognized. Fees and other income for the second quarter of 2001 also included an $88.8 million gain on the previously-disclosed sale of the Corporation's preferred share interest in National Asset Management Corporation; a Louisville, Kentucky-based investment advisor, whereas in comparison, the second quarter of 2000 included a $74.2 million gain on the sale of student loans.

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
                                      -5-

         On a linked-quarter basis, National City's retail and commercial banking, asset management, and item processing businesses each contributed to the overall increase in fees and other income. Although the lower interest rate environment fueled record mortgage production in 2001, the higher level of refinancing also increased prepayment rates and lowered the estimated value of existing mortgage servicing assets, which led to a decrease in mortgage banking revenue in the first quarter of 2001. In the second quarter, mortgage-banking revenue included a $24.4 million impairment charge and trading revenue included a $9.4 million net trading loss associated with mortgage servicing hedging activities. During the first quarter, the $198.3 million decline in estimated value of mortgage servicing assets was recorded as an impairment charge, a component of mortgage banking revenue. This charge was more than offset by $221.4 million of net trading gains recognized on the derivatives used to hedge the decline in estimated value of mortgage servicing assets.

         New accounting rules adopted in 2001 caused and may continue to cause significant, but generally counterbalancing entries related to mortgage servicing hedging and valuation. The Corporation hedges the economic risk associated with changes in the fair value of mortgage servicing assets using both derivative instruments and on-balance-sheet securities. The primary hedging strategies use derivative financial instruments, which beginning January 1, 2001, are carried at fair value on the balance sheet. Changes in the fair value of these derivatives are recorded in the income statement, and if the relationship of the derivatives to the mortgage servicing assets meet certain criteria, then the derivative fair value changes are recorded as direct offsets to the related changes in the estimated value of the mortgage servicing rights.







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
                                      -6-

BANK STOCK FUND AND VENTURE CAPITAL INVESTMENTS

         The Corporation continued to realize gains from its bank stock and venture capital investments. Bank stock gains, included in securities gains, were $17.4 million for the 2001 second quarter, versus $84.9 million last quarter, and $15.6 million for the second quarter a year ago. The bank stock fund is managed opportunistically, with the degree of market strength and industry consolidation affecting the comparability of achieved results between periods. Unrealized gains on the bank stock fund portfolio were $64.3 million at June 30, 2001. Venture capital gains, included in other noninterest income, were $7.3 million in the 2001 second quarter, compared to $.4 million last quarter and $2.7 million for the second quarter of 2000.

TARGETED PROCESS IMPROVEMENTS AND COST CONTROL A PRIORITY

         Higher volume-driven personnel and card processing expenses in 2001 combined with annual compensation increases, partially offset by state and local tax refunds in 2000, led to the year-over-year quarterly increase in noninterest expense. While continuing to invest in technology, expanded product offerings, and enhanced service quality, the Corporation's continued cost control and targeted process improvement efforts have led to disciplined noninterest expense growth. The efficiency ratio, which expresses noninterest expense as a percentage of tax-equivalent net interest income and total fees and other income, improved to 55.4% in the second quarter from 58.4% in the previous quarter.

         Noninterest expense reported in the second quarter of 2001 included an $18.1 million charge to reflect further deterioration in estimated automobile lease residual values, versus a $33.5 million charge last quarter and a $15.0 million charge in the second quarter of 2000. The Corporation ceased origination of new automobile leases in December 2000 and announced its intention to liquidate the existing portfolio over time. In the second quarter of 2001, the

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
                                      -7-

Corporation's National Processing subsidiary elected to divest the data capture services line within its Corporate Outsourcing division, resulting in a $5.4 million charge on a consolidated basis.

SOUND CREDIT QUALITY

         As anticipated, net charge-offs and nonperforming assets increased over prior periods due mainly to portfolio growth and continued deterioration in leveraged commercial credits and certain nonconforming residential mortgage loans generated by the former wholesale loan origination unit of the Corporation's consumer finance subsidiary Altegra Credit Company. National City closed the wholesale and retail loan origination units of Altegra in December 2000. As part of the decision to exit this activity, the Corporation assumed a more aggressive stance on the management of this portfolio, which has contributed in 2001 to the increase in net charge-offs, nonperforming assets, and delinquencies. To focus Altegra's resources on its growing servicing business, the Corporation committed in the second quarter to accelerate the disposition of a portfolio of nonperforming and delinquent loans, totaling approximately $250 million. In so doing, the allowance for loan losses provided for this segregated portfolio was increased by $55.0 million through a second quarter charge to the provision for loan losses. As the Corporation exits or otherwise resolves the problem credits, this associated allowance will be used to absorb the losses. The amount of the allowance allocated was determined based on estimated secondary market prices or liquidation values that could be realized upon disposition or internal workout of these loans in a relatively short period of time.

         Net charge-offs in the second quarter of 2001 were .55% of average loans, compared to .51% last quarter and .44% in the second quarter a year ago. At June 30, 2001, the allowance for

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
                                      -8-

loan losses, inclusive of the allowance provided through the Altegra charge, was $989.9 million, or 1.46% of loans, compared to $929.7 million, or 1.39% of loans at March 31, 2001, and $970.4 million, or 1.58% of loans a year earlier. At June 30, 2001, nonperforming assets were $508.7 million, compared to $447.1 million at March 31, 2001 and $339.3 million at June 30, 2000. As a percentage of loans and other real estate, nonperforming assets were .75% at June 30, 2001, compared to .67% at March 31, 2001 and .55% a year ago. At June 30, 2001, real estate mortgage loans, which have historically had low loss ratios, comprised approximately 50% of nonperforming assets. As a result of the slowing economy and the aforementioned workout of loans in the former Altegra wholesale origination unit, nonperforming assets are expected to continue to rise, while net charge-offs, exclusive of the Altegra loans designated for accelerated disposition, are anticipated to be relatively stable in the second half of 2001.

CORE EARNINGS

         In evaluating the fundamental operating results of its businesses, management excludes certain gains and charges related to non-core activities from net income. Net income for the 2001 second quarter, excluding these non-core charges and gains as shown below, was $347.7 million, or $.57 per diluted share, representing respective increases of 8.6% and 9.6% over last year's second quarter and 6.4% and 5.6% over the first quarter of 2001. Net income for the first half of 2001, excluding the non-core charges and gains, was $674.5 million, or $1.11 per diluted share, reflecting respective increases of 8.4% and 8.8% over $622.5 million, or $1.02 per diluted share, in the comparable 2000 period.

         The combined non-core charges and gains listed below increased second quarter net income by $1.8 million, with no effect on earnings per share. On a year-to-date basis, these combined non-core charges and gains increased net income by $10.4 million, or $.01 per share.

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

The following table reconciles net income to core earnings (in millions, except per share amounts).

                                                                2Q 2001          1Q 2001           2Q 2000
                                                                -------          -------           -------
Net income                                                      $ 349.5          $ 335.4           $ 342.4
Net income per diluted share                                    $   .57        $     .55           $   .56

Non-core items, net of tax:
  Mortgage servicing impairment                                    15.9            128.9                 -
  Mortgage servicing derivative (gains) losses                      6.1          (143.9)                 -
  SFAS 133 ineffective hedge gains related to
     mortgage servicing assets                                    (2.9)                -                 -
  Altegra loan loss provision                                      35.7                -                 -
  National Processing divestiture loss, net                         5.4                -                 -
  Automobile lease residual valuation                              11.8             21.8                 -
  NAMCO sale gain                                                (57.7)                -                 -
  Corporate-owned life insurance tax charge                           -             40.0                 -
  Student loan sale gain                                              -                -            (48.2)
  Balance sheet restructuring bond sale loss                          -                -              37.9
  Bank stock fund gains                                          (11.3)           (55.2)            (10.2)
  Venture capital gains                                           (4.8)             (.2)             (1.7)
                                                              ---------         --------    --------------
     Total non-core items, net of tax                             (1.8)            (8.6)            (22.2)

Core earnings                                                   $ 347.7          $ 326.8           $ 320.2
                                                              ---------         --------    --------------
Core earnings per diluted share                                 $   .57          $   .54           $   .52
                                                              ---------         --------    --------------



         Total assets were $94.4 billion at June 30, 2001, and total stockholders' equity was $7.0 billion. Deposits climbed to $58.0 billion at June 30, 2001, up 16.1% from a year ago. As of June 30, 2001, equity as a percentage of assets stood strong at 7.39% and tangible common equity as a percentage of tangible assets was 6.16%.

         Mr. Daberko's remarks and the section entitled "Sound Credit Quality" contain forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the Corporation's ability to execute its business

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
                                      -10-

plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.

         Mr. Daberko, Jeffrey D. Kelly, chief financial officer, and Robert J. Ondercik, chief credit officer, will host a conference call today at 9:00 a.m. Eastern Time to review the second quarter results and National City's business outlook for the remainder of the year. Individual investors and the media are welcome to join the call in a listen-only mode by calling (800) 260-0702 beginning at 8:45 a.m. Eastern Time. Associated materials are accessible through National City's website, www.nationalcity.com. A replay of the conference call will also be available through Wednesday, July 25, 2001, by calling (800) 475-6701 using the confirmation code 545484.

         National City Corporation is a $94 billion financial holding company headquartered in Cleveland, Ohio. The company operates banks and other financial services subsidiaries principally in Ohio, Michigan, Pennsylvania, Indiana, Kentucky, and Illinois. Principal activities include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and item processing. National City can be found on the World Wide Web at http://www.nationalcity.com.

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
                                      -11-

                                    UNAUDITED

                            National City Corporation
                              Financial Highlights
                 (Dollars in Millions, Except Per Share Amounts)




                                                2001                             2000
                                    ------------------------     -----------------------------------        2Q01/
                                      Second         First        Fourth        Third        Second         2Q00
                                     Quarter        Quarter       Quarter      Quarter       Quarter      % Change
                                    ---------      ---------     ---------    ---------     ---------     ---------
EARNINGS:
Tax-equivalent net interest
  income ......................        $835.0        $779.2        $756.2        $746.0        $749.0       11.5 %
Provision for loan losses .....         152.9          83.4          81.4          70.4          68.7      122.6
Fees and other income .........         682.0         598.5         604.8         590.9         674.3        1.1
Securities gains (losses), net           17.0          88.1          50.7          27.5         (42.8)     139.6
Noninterest expense ...........         840.1         805.0         854.4         785.3         785.1        7.0
Income tax expense and tax-
  equivalent adjustment .......         191.5         242.0         167.9         178.0         184.3        3.7
Net income ....................        $349.5        $335.4        $308.0        $330.7        $342.4        2.1


PER COMMON SHARE:
  Net income
      Basic ...................          $.58          $.56          $.50          $.55          $.56        3.6 %
      Diluted .................           .57           .55           .50           .54           .56        1.8
      Diluted - cash basis (a)            .60           .58           .53           .57           .59        1.7
  Dividends paid ..............          .285          .285          .285          .285          .285       --
  Book value ..................         11.52         11.19         11.06         10.58         10.05       14.6
  Market value (close) ........         30.78         26.75         28.75         22.00         17.06       80.4
  Average shares
      Basic ...................        601.53        600.89        608.52        608.28        606.93       (0.9)
      Diluted .................        610.78        610.10        615.47        613.23        611.07       --


PERFORMANCE RATIOS:
Return on average
  common equity ...............         20.47 %       20.52 %       18.75 %       21.13 %       23.13 %
Return on average assets ......          1.52          1.55          1.44          1.56          1.59
Net interest margin ...........          3.98          3.92          3.90          3.90          3.80
Efficiency ratio ..............         55.38         58.43         62.78         58.74         55.16


AT PERIOD END:
Assets ........................       $94,440       $90,818       $88,535       $85,046       $84,601       11.6 %
Loans .........................        68,004        66,673        65,604        63,660        61,570       10.4
Securities (at fair value) ....         8,758         9,468         9,904         9,656        10,719      (18.3)
Deposits ......................        58,018        55,854        55,256        52,726        49,988       16.1
Stockholders' equity ..........         6,980         6,754         6,770         6,467         6,133       13.8
Equity to assets ..............          7.39 %        7.44 %        7.65 %        7.60 %        7.25 %      1.9
Tangible common equity to
  tangible assets .............          6.16          6.19          6.34          6.20          5.81        6.0
Common shares outstanding .....        603.09        600.75        609.19        608.40        607.43       (0.7)


ASSET QUALITY:
Net charge-offs to average
  loans (annualized) ..........           .55 %         .51 %         .50 %         .45 %         .44 %
Allowance for loan losses as
  a percentage of period-end
  loans .......................          1.46          1.39          1.42          1.49          1.58
Nonperforming assets to period-
  end loans and OREO ..........           .75           .67           .61           .57           .55


=====================================================================================================================
                                               Six Months Ended
                                                   June 30,
                                     -----------------------------------

                                        2001        2000      % Change
                                     ---------   ---------   -----------
EARNINGS:
Tax-equivalent net interest
  income ......................       $1,614.2    $1,489.9        8.3 %
Provision for loan losses .....          236.3       135.0       75.0
Fees and other income .........        1,280.5     1,231.7        4.0
Securities gains (losses), net           105.1       (21.3)     594.5
Noninterest expense ...........        1,645.1     1,544.2        6.5
Income tax expense and tax-
  equivalent adjustment .......          433.5       357.4       21.3
Net income ....................         $684.9      $663.7        3.2


PER COMMON SHARE:
  Net income
      Basic ...................          $1.14       $1.09        4.6 %
      Diluted .................           1.12        1.09        2.8
      Diluted - cash basis (a)            1.18        1.15        2.6
  Dividends paid ..............            .57         .57       --
  Book value ..................
  Market value (close) ........
  Average shares
      Basic ...................         601.21      606.35        (.8)
      Diluted .................         610.44      610.88        (.1)


PERFORMANCE RATIOS:
Return on average
  common equity ...............         20.50 %     22.80 %
Return on average assets ......          1.54        1.55
Net interest margin ...........          3.95        3.79
Efficiency ratio ..............         56.83       56.74


AT PERIOD END:
Assets ........................
Loans .........................
Securities (at fair value) ....
Deposits ......................
Stockholders' equity ..........
Equity to assets ..............
Tangible common equity to
  tangible assets .............
Common shares outstanding .....


ASSET QUALITY:
Net charge-offs to average
  loans (annualized) ..........                       .53 %      .44 %
Allowance for loan losses as
  a percentage of period-end
  loans .......................
Nonperforming assets to period-
  end loans and OREO ..........


=====================================================================================================

(a)  Excludes amortization of goodwill and other intangible assets.

                                    UNAUDITED

                            NATIONAL CITY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                               SIX MONTHS ENDED
                                              2001                               2000                               JUNE 30,
                                   --------------------------   ---------------------------------------  --------------------------
                                      SECOND         FIRST        FOURTH        THIRD          SECOND
                                     QUARTER        QUARTER       QUARTER      QUARTER        QUARTER        2001          2000
                                   -----------    -----------  -----------   -----------    -----------  -----------    -----------
INTEREST INCOME:
 Loans ...........................  $1,482,738     $1,506,488    $1,534,503    $1,479,328    $1,433,996    $2,989,226    $2,776,262
 Securities:
  Taxable ........................     111,731        122,017       122,083       140,303       176,765       233,748       379,020
  Exempt from Federal income taxes      10,115         10,319        10,615        10,750        10,914        20,434        22,085
  Dividends ......................      12,730         11,146        13,346        14,054        13,989        23,876        27,452
 Federal funds sold and security
   resale agreements .............         848          1,616         2,036         3,058         6,802         2,464        13,760
 Other investments ...............       7,536          8,225         5,550         4,464         4,008        15,761         7,914
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Total interest income .........   1,625,698      1,659,811     1,688,133     1,651,957     1,646,474     3,285,509     3,226,493

INTEREST EXPENSE:
 Deposits ........................     483,760        506,058       526,377       500,477       466,241       989,818       910,180
 Federal funds borrowed and
   security repurchase agreements       86,538         89,946       103,745       103,895        85,727       176,484       188,295
 Borrowed funds ..................      14,133         27,267        15,044        28,609        77,782        41,400       121,063
 Long-term debt and capital
  securities .....................     214,597        265,248       295,249       281,443       276,069       479,845       533,844
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Total interest expense ........     799,028        888,519       940,415       914,424       905,819     1,687,547     1,753,382
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------

   Net interest income ...........     826,670        771,292       747,718       737,533       740,655     1,597,962     1,473,111
 Provision for loan losses .......     152,923         83,372        81,415        70,363        68,691       236,295       135,017
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Net interest income after
    provision for loan losses ....     673,747        687,920       666,303       667,170       671,964     1,361,667     1,338,094

NONINTEREST INCOME:
 Deposit service charges .........     117,466        111,806       112,975       115,392       108,073       229,272       214,386
 Item processing revenue .........     115,724        106,441       118,845       112,051       107,326       222,165       208,544
 Trust and investment management
   fees ..........................      86,023         81,850        81,144        79,805        90,054       167,873       173,678
 Card-related fees ...............      38,569         44,671        44,522        41,148        38,561        83,240        75,358
 Mortgage banking ................     120,644        (97,761)      109,596       110,454       147,610        22,883       258,904
 Trading gains (losses), net .....      (3,495)       235,745         6,098         2,773         4,164       232,250         9,319
 Other ...........................     206,984        115,788       131,630       129,255       178,540       322,772       291,505
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Total fees and other income ...     681,915        598,540       604,810       590,878       674,328     1,280,455     1,231,694
 Securities gains (losses), net ..      16,936         88,130        50,664        27,435       (42,780)      105,066       (21,247)
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Total noninterest income ......     698,851        686,670       655,474       618,313       631,548     1,385,521     1,210,447

NONINTEREST EXPENSE:
 Salaries, benefits and other
   personnel .....................     432,833        410,393       413,096       405,984       401,309       843,226       808,180
 Equipment .......................      60,747         60,002        57,997        56,038        57,759       120,749       115,441
 Net occupancy ...................      53,544         53,479        52,015        52,730        51,816       107,023       104,484
 Third-party services ............      49,963         43,601        52,590        51,201        48,546        93,564        93,694
 Other ...........................     243,015        237,522       278,739       219,356       225,640       480,537       422,364
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Total noninterest expense .....     840,102        804,997       854,437       785,309       785,070     1,645,099     1,544,163
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------

Income before income tax expense .     532,496        569,593       467,340       500,174       518,442     1,102,089     1,004,378
Income tax expense ...............     182,994        234,190       159,329       169,538       176,055       417,184       340,648
                                   -----------    -----------   -----------   -----------   -----------   -----------   -----------
   Net income ....................    $349,502       $335,403      $308,011      $330,636      $342,387      $684,905      $663,730
                                   ===========    ===========   ===========   ===========   ===========   ===========   ===========


NET INCOME PER COMMON SHARE:
   Basic .........................        $.58           $.56          $.50          $.55          $.56         $1.14         $1.09
   Diluted .......................         .57            .55           .50           .54           .56          1.12          1.09

                                    UNAUDITED

                            NATIONAL CITY CORPORATION
                     CONSOLIDATED PERIOD-END BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                    2001                                   2000
                                                       ----------------------------    --------------------------------------------
                                                          SECOND           FIRST          FOURTH           THIRD          SECOND
ASSETS                                                   QUARTER          QUARTER         QUARTER         QUARTER         QUARTER
                                                       ------------    ------------    ------------    ------------    ------------
  LOANS:
    Commercial .....................................    $27,693,335     $27,397,956     $26,703,622     $25,873,664     $24,935,236
    Real estate - commercial .......................      6,734,448       6,625,035       6,511,018       6,372,924       6,265,055
    Real estate - residential ......................     13,818,303      13,502,846      13,357,438      12,303,054      11,179,970
    Consumer .......................................     12,417,440      12,140,385      12,100,567      12,317,934      12,386,130
    Credit card ....................................      2,195,596       2,092,678       2,152,445       2,260,766       2,601,931
    Home equity ....................................      5,144,385       4,913,701       4,779,359       4,531,993       4,201,854
                                                       ------------    ------------    ------------    ------------    ------------
      Total loans ..................................     68,003,507      66,672,601      65,604,449      63,660,335      61,570,176
    Allowance for loan losses ......................       (989,936)       (929,679)       (928,592)       (945,492)       (970,362)
                                                       ------------    ------------    ------------    ------------    ------------
      Net loans ....................................     67,013,571      65,742,922      64,675,857      62,714,843      60,599,814
  LOANS HELD FOR SALE OR SECURITIZATION:
    Mortgage loans held for sale ...................      8,412,730       5,882,521       3,030,672       2,945,975       3,198,328
    Credit card loans held for securitization ......           --              --           407,900            --              --
                                                       ------------    ------------    ------------    ------------    ------------
      Total loans held for sale or securitization ..      8,412,730       5,882,521       3,438,572       2,945,975       3,198,328
  Securities available for sale, at fair value .....      8,758,250       9,468,365       9,904,533       9,655,612      10,719,285
  Federal funds sold and security resale
    agreements .....................................        103,320           4,460          81,040         111,222         493,130
  Other investments ................................        541,043         529,766         687,732         173,483         145,623
  Cash and demand balances due from banks ..........      3,468,695       3,314,336       3,535,186       3,230,100       3,262,268
  Properties and equipment .........................      1,070,186       1,066,295       1,071,637       1,090,185       1,098,053
  Accrued income and other assets ..................      5,071,958       4,809,268       5,140,052       5,124,455       5,084,132
                                                       ------------    ------------    ------------    ------------    ------------
      Total Assets .................................    $94,439,753     $90,817,933     $88,534,609     $85,045,875     $84,600,633
                                                       ============    ============    ============    ============    ============

LIABILITIES
  DEPOSITS:
    Noninterest bearing deposits ...................    $11,988,114     $11,563,466     $11,500,026     $10,646,830     $11,384,267
    NOW and money market accounts ..................     18,101,899      17,703,959      17,262,587      16,496,536      16,291,791
    Savings accounts ...............................      2,703,807       2,799,732       2,883,763       3,036,999       3,230,386
    Consumer time deposits .........................     15,312,780      15,670,865      15,816,422      15,763,352      15,583,974
    Other deposits .................................      6,021,327       5,971,041       4,072,308       2,780,526       2,874,460
    Foreign deposits ...............................      3,890,538       2,145,016       3,721,316       4,001,338         623,331
                                                       ------------    ------------    ------------    ------------    ------------
      Total deposits ...............................     58,018,465      55,854,079      55,256,422      52,725,581      49,988,209
  Federal funds borrowed and security
      repurchase agreements ........................      7,751,145       9,410,866       5,677,643       6,097,889       4,012,113
  Borrowed funds ...................................      3,485,872       1,644,320         903,725       2,283,295       6,974,817
  Long-term debt ...................................     16,313,685      15,329,472      17,964,800      15,455,589      15,976,934
  Corporation-obligated mandatorily redeemable
     capital securities of subsidiary trusts holding
     solely debentures of the Corporation ..........        180,000         180,000         180,000         180,000         180,000
  Accrued expenses and other liabilities ...........      1,710,683       1,645,209       1,782,198       1,836,114       1,335,080
                                                       ------------    ------------    ------------    ------------    ------------
      Total Liabilities ............................     87,459,850      84,063,946      81,764,788      78,578,468      78,467,153
STOCKHOLDERS' EQUITY
  Preferred stock ..................................         29,502          29,968          29,968          29,982          29,982
  Common stock .....................................      2,412,374       2,403,000       2,436,755       2,433,591       2,429,736
  Capital surplus ..................................        865,022         841,808         837,444         828,220         812,671
  Retained earnings ................................      3,624,463       3,446,673       3,405,077       3,272,496       3,119,402
  Accumulated other comprehensive
     income (loss) .................................         48,542          32,538          60,577         (96,882)       (258,311)
                                                       ------------    ------------    ------------    ------------    ------------
    Total Stockholders' Equity .....................      6,979,903       6,753,987       6,769,821       6,467,407       6,133,480
                                                       ------------    ------------    ------------    ------------    ------------
    Total Liabilities and
      Stockholders' Equity .........................    $94,439,753     $90,817,933     $88,534,609     $85,045,875     $84,600,633
                                                       ============    ============    ============    ============    ============


                                    UNAUDITED

                            NATIONAL CITY CORPORATION
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                                                                                 SIX MONTHS ENDED
                                                           2001                       2000                            JUNE 30,
                                                   --------------------   ---------------------------------    --------------------
                                                    SECOND      FIRST       FOURTH      THIRD      SECOND
ASSETS                                              QUARTER    QUARTER     QUARTER     QUARTER     QUARTER       2001       2000
                                                   --------    --------    --------    --------    --------    --------   --------
EARNING ASSETS:
  LOANS:
    Commercial ..................................   $27,532     $27,010     $26,132     $25,294     $24,379     $27,272    $23,937
    Real estate - commercial ....................     6,692       6,550       6,435       6,273       6,157       6,621      6,088
    Real estate - residential ...................    13,484      13,533      12,876      11,627      11,470      13,509     11,185
    Consumer ....................................    12,286      12,174      12,165      12,224      13,973      12,231     14,248
    Credit card .................................     2,139       2,113       2,383       2,487       2,514       2,126      2,425
    Home equity .................................     5,025       4,845       4,654       4,343       4,044       4,936      3,907
                                                   --------    --------    --------    --------    --------    --------   --------
      Total loans ...............................    67,158      66,225      64,645      62,248      62,537      66,695     61,790
  LOANS HELD FOR SALE OR SECURITIZATION:
    Mortgage loans held for sale ................     7,453       3,473       2,851       3,001       2,848       5,474      2,475
    Credit card loans held for securitization ...      --           131           4        --          --            65       --
                                                   --------    --------    --------    --------    --------    --------   --------
      Total loans held for sale or securitization     7,453       3,604       2,855       3,001       2,848       5,539      2,475
  Securities available for sale, at cost ........     8,768       9,491       9,543      10,786      13,064       9,127     13,833
  Federal funds sold and security
      resale agreements .........................        81         112         120         178         432          96        456
  Other investments .............................       561         330         200         165         146         446        150
                                                   --------    --------    --------    --------    --------    --------   --------
      Total earning assets ......................    84,021      79,762      77,363      76,378      79,027      81,903     78,704
Allowance for loan losses .......................      (942)       (950)       (967)       (991)       (995)       (946)      (995)
Fair value appreciation (depreciation)
  of securities available for sale ..............       111         123        (101)       (304)       (430)        117       (419)
Cash and demand balances due
   from banks ...................................     3,086       3,000       3,005       3,091       3,116       3,043      3,128
Properties and equipment ........................     1,071       1,078       1,086       1,099       1,114       1,075      1,121
Accrued income and other assets .................     4,589       4,598       4,914       4,928       4,939       4,594      4,822
                                                   --------    --------    --------    --------    --------    --------   --------
    Total Assets ................................   $91,936     $87,611     $85,300     $84,201     $86,771     $89,786    $86,361
                                                   ========    ========    ========    ========    ========    ========   ========

LIABILITIES
DEPOSITS:
  Noninterest bearing deposits ..................   $11,550     $10,781     $10,682     $10,837     $10,934     $11,167    $10,825
  NOW and money market accounts .................    17,963      17,276      16,803      16,473      16,477      17,621     16,460
  Savings accounts ..............................     2,753       2,835       2,958       3,139       3,321       2,794      3,367
  Consumer time deposits ........................    15,459      15,725      15,764      15,652      15,385      15,591     15,202
  Other deposits ................................     6,107       4,970       3,201       2,838       2,881       5,543      2,853
  Foreign deposits ..............................     4,241       2,390       3,275       2,974       2,862       3,320      3,131
                                                   --------    --------    --------    --------    --------    --------   --------
    Total deposits ..............................    58,073      53,977      52,683      51,913      51,860      56,036     51,838
                                                   --------    --------    --------    --------    --------    --------   --------
Federal funds borrowed and security
   repurchase agreements ........................     8,801       7,008       6,837       6,941       6,053       7,909      6,889
Borrowed funds ..................................     1,282       1,809         872       1,726       5,056       1,543      4,090
Long-term debt and capital securities ...........    15,612      16,853      16,910      16,014      16,636      16,229     16,448
Accrued expenses and other
  liabilities ...................................     1,300       1,314       1,444       1,361       1,190       1,309      1,219
                                                   --------    --------    --------    --------    --------    --------   --------
    Total Liabilities ...........................    85,068      80,961      78,746      77,955      80,795      83,026     80,484
STOCKHOLDERS' EQUITY:
  Preferred .....................................        30          30          30          30          30          30         30
  Common ........................................     6,838       6,620       6,524       6,216       5,946       6,730      5,847
                                                   --------    --------    --------    --------    --------    --------   --------
    Total Stockholders' Equity ..................     6,868       6,650       6,554       6,246       5,976       6,760      5,877
                                                   --------    --------    --------    --------    --------    --------   --------
    Total Liabilities and Stockholders'
      Equity ....................................   $91,936     $87,611     $85,300     $84,201     $86,771     $89,786    $86,361
                                                   ========    ========    ========    ========    ========    ========   ========

                                    UNAUDITED

                            NATIONAL CITY CORPORATION
              AVERAGE BALANCES AND RATES ON A TAX EQUIVALENT BASIS
                FOR THE THREE MONTHS ENDED JUNE 30, 2001 AND 2000
                              (DOLLARS IN MILLIONS)

                                                                  2001                                    2000
                                                -------------------------------------   -------------------------------------
                                                                  TAX                                     TAX
                                                 AVERAGE      EQUIVALENT     AVERAGE     AVERAGE      EQUIVALENT     AVERAGE
ASSETS                                           BALANCE       INTEREST       RATE       BALANCE       INTEREST       RATE
                                                ----------    ----------   ----------   ----------    ----------   ----------
EARNING ASSETS:
  LOANS:
    Commercial ..............................      $27,532        $502.9         7.32 %    $24,379        $533.8         8.80 %
    Real estate  - commercial ...............        6,692         136.4         8.18        6,157         134.9         8.82
    Real estate  - residential (a) ..........       20,937         411.2         7.86       14,318         296.3         8.28
    Consumer ................................       12,286         269.0         8.78       13,973         292.2         8.42
    Credit card .............................        2,139          65.1        12.21        2,514          86.3        13.81
    Home equity .............................        5,025         101.0         8.04        4,044          93.0         9.19
                                                ----------    ----------   ----------   ----------    ----------   ----------
      Total loans ...........................       74,611       1,485.6         7.98       65,385       1,436.5         8.82
  Securities:
    Taxable .................................        8,024         124.9         6.23       12,267         191.2         6.24
    Tax-exempt ..............................          744          15.1         8.13          797          16.2         8.13
                                                ----------    ----------   ----------   ----------    ----------   ----------
      Total securities ......................        8,768         140.0         6.39       13,064         207.4         6.35
  Federal funds sold, security resale
    agreements and other investments ........          642           8.4         5.24          578          10.9         7.51
                                                ----------    ----------   ----------   ----------    ----------   ----------
      Total earning assets ..................       84,021       1,634.0         7.79       79,027       1,654.8         8.41
Allowance for loan losses ...................         (942)                                   (995)
Fair value appreciation (depreciation) of
  securities available for sale .............          111                                    (430)
Noninterest earning assets ..................        8,746                                   9,169
                                                ----------                              ----------
    Total Assets ............................      $91,936                                 $86,771
                                                ==========                              ==========

Liabilities and Stockholders' Equity
Interest bearing liabilities:
  NOW and money market accounts .............      $17,963        $137.3         3.06 %    $16,477        $149.3         3.64 %
  Savings accounts ..........................        2,753           9.6         1.41        3,321          13.7         1.66
  Consumer time deposits ....................       15,459         221.0         5.74       15,385         215.1         5.62
  Other deposits ............................        6,107          71.3         4.68        2,881          43.9         6.13
  Foreign deposits ..........................        4,241          44.5         4.21        2,862          44.3         6.22
  Federal funds borrowed ....................        5,012          56.3         4.50        2,277          37.1         6.56
  Security repurchase agreements ............        3,789          30.3         3.21        3,776          48.6         5.18
  Borrowed funds ............................        1,282          14.1         4.43        5,056          77.8         6.19
  Long-term debt and capital securities .....       15,612         214.6         5.51       16,636         276.0         6.67
                                                ----------    ----------   ----------   ----------    ----------   ----------
    Total interest bearing liabilities ......       72,218         799.0         4.44       68,671         905.8         5.30
                                                              ----------   ----------                 ----------   ----------
Noninterest bearing deposits ................       11,550                                  10,934
Accrued expenses and other liabilities ......        1,300                                   1,190
                                                ----------                              ----------
    Total Liabilities .......................       85,068                                  80,795
Total Stockholders' Equity ..................        6,868                                   5,976
    Total Liabilities and Stockholders'
                                                ----------                              ----------
       Equity ...............................      $91,936                                 $86,771
                                                ==========                              ==========

Net interest income and intere
  spread ....................................                     $835.0         3.35 %                   $749.0         3.11 %
                                                              ==========   ==========                 ==========   ==========

Net interest margin .........................                                    3.98 %                                  3.80 %
                                                                            ==========                              ==========


(a)  INCLUDES LOANS HELD FOR SALE.

                                    UNAUDITED

                            NATIONAL CITY CORPORATION
              AVERAGE BALANCES AND RATES ON A TAX EQUIVALENT BASIS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                              (DOLLARS IN MILLIONS)

                                                             2001                                    2000
                                            -------------------------------------   -------------------------------------
                                                              TAX                                     TAX
                                              AVERAGE     EQUIVALENT    AVERAGE       AVERAGE     EQUIVALENT     AVERAGE
ASSETS                                        BALANCE      INTEREST       RATE        BALANCE      INTEREST        RATE
                                            ----------    ----------   ----------   ----------    ----------   ----------
EARNING ASSETS:
  LOANS:
    Commercial ..........................      $27,272      $1,065.4         7.87 %    $23,937      $1,023.9         8.60 %
    Real estate  - commercial ...........        6,621         274.9         8.37        6,088         265.6         8.77
    Real estate  - residential (a) ......       18,983         764.9         8.06       13,660         556.5         8.15
    Consumer ............................       12,231         533.9         8.80       14,248         595.1         8.40
    Credit card (a) .....................        2,191         140.5        12.93        2,425         164.0        13.60
    Home equity .........................        4,936         214.9         8.71        3,907         176.4         9.03
                                            ----------    ----------   ----------   ----------    ----------   ----------
      Total loans .......................       72,234       2,994.5         8.34       64,265       2,781.5         8.69
  Securities:
    Taxable .............................        8,375         258.5         6.18       13,029         407.2         6.25
    Tax-exempt ..........................          752          30.5         8.10          804          32.8         8.16
                                            ----------    ----------   ----------   ----------    ----------   ----------
      Total securities ..................        9,127         289.0         6.34       13,833         440.0         6.36
  Federal funds sold, security resale
    agreements and other investments ....          542          18.2         6.78          606          21.8         7.18
                                            ----------    ----------   ----------   ----------    ----------   ----------
      Total earning assets ..............       81,903       3,301.7         8.10       78,704       3,243.3         8.27
Allowance for loan losses ...............         (946)                                   (995)
Fair value appreciation (depreciation) of
  securities available for sale .........          117                                    (419)
Noninterest earning assets ..............        8,712                                   9,071
                                            ----------                              ----------
    Total Assets ........................      $89,786                                 $86,361
                                            ==========                              ==========

Liabilities and Stockholders' Equity
Interest bearing liabilities:
  NOW and money market accounts .........      $17,621        $298.2         3.41 %    $16,460        $289.3         3.53 %
  Savings accounts ......................        2,794          20.3         1.47        3,367          27.9         1.67
  Consumer time deposits ................       15,591         451.8         5.84       15,202         416.1         5.50
  Other deposits ........................        5,543         143.0         5.20        2,853          84.9         5.99
  Foreign deposits ......................        3,320          76.5         4.65        3,131          92.0         5.91
  Federal funds borrowed ................        4,101         103.5         5.09        2,960          91.0         6.18
  Security repurchase agreements ........        3,808          73.0         3.87        3,929          97.3         4.98
  Borrowed funds ........................        1,543          41.4         5.41        4,090         121.1         5.95
  Long-term debt and capital securities .       16,229         479.8         5.95       16,448         533.8         6.52
                                            ----------    ----------   ----------   ----------    ----------   ----------
    Total interest bearing liabilities ..       70,550       1,687.5         4.82       68,440       1,753.4         5.15
                                                          ----------   ----------                 ----------   ----------
Noninterest bearing deposits ............       11,167                                  10,825
Accrued expenses and other liabilities ..        1,309                                   1,219
                                            ----------                              ----------
    Total Liabilities ...................       83,026                                  80,484
Total Stockholders' Equity ..............        6,760                                   5,877
    Total Liabilities and Stockholders'
                                            ----------                              ----------
       Equity ...........................      $89,786                                 $86,361
                                            ==========                              ==========

Net interest income and interest
  spread ................................                   $1,614.2         3.28 %                 $1,489.9         3.12 %
                                                          ==========   ==========                 ==========   ==========

Net interest margin .....................                                    3.95 %                                  3.79 %
                                                                       ==========                              ==========


(a)  INCLUDES LOANS HELD FOR SALE OR SECURITIZATION.

                                    UNAUDITED

                            National City Corporation
                         Selected Financial Information


                                                   2001                                   2000
                                     -----------------------------   -----------------------------------------------
                                         Second          First          Fourth            Third           Second
(Dollars in Thousands)                   Quarter        Quarter         Quarter          Quarter          Quarter
                                     -------------   -------------   -------------    -------------    -------------
Allowance for Loan Losses:
Balance at beginning
  of period ......................        $929,679        $928,592        $945,492         $970,362         $970,642
Provision ........................         152,923          83,372          81,415           70,363           68,691
Allowance related to loans
  acquired (sold or securitized) .            --               887         (17,100)         (25,016)            (305)
Charge-offs:
  Commercial .....................          38,226          28,714          27,568           19,577           25,085
  Real estate - commercial .......           2,983           2,960           1,734            1,635            3,282
  Real estate - residential ......          11,265           9,993           6,533            6,169            6,270
  Consumer .......................          42,962          45,438          45,731           43,248           36,772
  Credit card ....................          24,350          23,468          26,463           27,103           26,083
  Home equity ....................           3,170           2,115           2,367            1,644            2,036
                                     -------------   -------------   -------------    -------------    -------------
    Total charge-offs ............         122,956         112,688         110,396           99,376           99,528
                                     -------------   -------------   -------------    -------------    -------------
Recoveries:
  Commercial .....................           4,999           4,403           3,962            4,546            3,714
  Real estate - commercial .......           1,309           1,296             556              945              848
  Real estate - residential ......             121             168             131              172              327
  Consumer .......................          18,318          17,948          18,905           16,949           18,900
  Credit card ....................           4,799           4,932           4,790            5,176            6,313
  Home equity ....................             744             769             837            1,371              760
                                     -------------   -------------   -------------    -------------    -------------
    Total recoveries .............          30,290          29,516          29,181           29,159           30,862
                                     -------------   -------------   -------------    -------------    -------------
Net charge-offs ..................          92,666          83,172          81,215           70,217           68,666
                                     -------------   -------------   -------------    -------------    -------------
Balance at end of period .........        $989,936        $929,679        $928,592         $945,492         $970,362
                                     =============   =============   =============    =============    =============

(Dollars in Millions)
Nonperforming Assets:
Nonaccrual and
  restructured loans .............          $456.7          $404.0          $369.0           $337.6           $313.7
Other real estate owned ..........            52.0            43.1            33.3             27.7             25.6
                                     -------------   -------------   -------------    -------------    -------------
Total nonperforming
  assets .........................          $508.7          $447.1          $402.3           $365.3           $339.3
                                     =============   =============   =============    =============    =============

Loans 90 days past-due
  accruing interest ..............          $468.0          $423.1          $341.8           $310.3           $249.4

Asset Quality Ratios:
Net charge-offs to average
  loans (annualized) .............             .55 %           .51 %           .50 %            .45 %            .44 %
Allowance for loan losses as a
  percentage of period-end loans .            1.46            1.39            1.42             1.49             1.58
Nonperforming assets to
  period-end loans and OREO ......             .75             .67             .61              .57              .55

Capital Ratios (a):
Tier 1 capital ...................            7.06 %          7.10 %          7.02 %           7.29 %           7.12 %
Total risk-based capital .........           11.18           11.44           11.45            12.03            11.93
Leverage .........................            6.46            6.59            6.70             6.67             6.23
Tangible common equity
  to tangible assets .............            6.16            6.19            6.34             6.20             5.81

Share Information:
Average basic shares .............     601,528,522     600,888,928     608,522,539      608,276,536      606,927,559
Average diluted shares ...........     610,782,001     610,099,764     615,466,562      613,232,391      611,070,243
Common shares
  outstanding at end of
  period .........................     603,093,286     600,749,772     609,188,668      608,397,735      607,433,924





                                             Six Months Ended
                                                  June 30,
                                      -----------------------------

(Dollars in Thousands)                     2001           2000
                                      -------------   -------------
Allowance for Loan Losses:
Balance at beginning
  of period ......................         $928,592        $970,463
Provision ........................          236,295         135,017
Allowance related to loans
  acquired (sold or securitized) .              887            (305)
Charge-offs:
  Commercial .....................           66,940          49,226
  Real estate - commercial .......            5,943           3,537
  Real estate - residential ......           21,258          11,821
  Consumer .......................           88,400          78,489
  Credit card ....................           47,818          51,993
  Home equity ....................            5,285           3,160
                                      -------------   -------------
    Total charge-offs ............          235,644         198,226
                                      -------------   -------------
Recoveries:
  Commercial .....................            9,402           9,405
  Real estate - commercial .......            2,605           2,474
  Real estate - residential ......              289             638
  Consumer .......................           36,266          37,189
  Credit card ....................            9,731          12,207
  Home equity ....................            1,513           1,500
                                      -------------   -------------
    Total recoveries .............           59,806          63,413
                                      -------------   -------------
Net charge-offs ..................          175,838         134,813
                                      -------------   -------------
Balance at end of period .........         $989,936        $970,362
                                      =============   =============

(Dollars in Millions)
Nonperforming Assets:
Nonaccrual and
  restructured loans .............
Other real estate owned ..........

Total nonperforming
  assets .........................


Loans 90 days past-due
  accruing interest ..............

Asset Quality Ratios:
Net charge-offs to average
  loans (annualized) .............              .53 %           .44 %
Allowance for loan losses as a
  percentage of period-end loans .
Nonperforming assets to
  period-end loans and OREO ......

Capital Ratios (a):
Tier 1 capital ...................
Total risk-based capital .........
Leverage .........................
Tangible common equity
  to tangible assets .............

Share Information:
Average basic shares .............      601,210,492     606,346,848
Average diluted shares ...........      610,442,768     610,882,275
Common shares
  outstanding at end of
  period .........................


(a)  Second quarter 2001 ratios are based on preliminary data.